Exhibit 99.1

Mangoceuticals’ Patented MGX-0024 Achieves Zero Respiratory-Related Mortality in 29,000-Bird Field Trials and Demonstrates Prophylactic Benefit Against H5N1 in Controlled Government Study

Dallas, TX – February 23, 2026 – Mangoceuticals, Inc. (NASDAQ: MGRX), a company focused on developing, marketing, and selling a variety of health and wellness products via a secure telemedicine platform under the brands MangoRx and PeachesRx, and a pioneer in innovative wellness solutions, today announced new data from its proprietary antiviral compound MGX-0024. A technical report issued by partner IntraMont Technologies in late 2025, combined with the final signed report from the ICAR-National Institute of High Security Animal Diseases (NIHSAD), Bhopal, supports MGX-0024’s potential to reduce respiratory disease impacts in commercial poultry settings and provide meaningful early protection against highly pathogenic avian influenza (HPAI) H5N1 and other respiratory illnesses like Newcastle’s disease, IBH, ILT, etc. in birds.

In three independent commercial field trials conducted on farms in Tamil Nadu, India (Duraiswamy and Raghupati Farms), a total of approximately 29,000 broiler chicken received MGX-0024-infused drinking water starting around day 14 of life through market age (37–48 days), with no concurrent antibiotics or antivirals used. Across all flocks, zero mortality was attributed to respiratory pathogens, including viral or bacterial causes such as suspected avian influenza and Mycoplasma infections. Historical farm data and simultaneous neighboring untreated flocks indicated expected respiratory-related mortality of approximately 50%, or roughly 14,500 birds. All recorded deaths, which were minimal in number, were linked to non-respiratory causes, primarily heat stress.

These outcomes build on and expand the earlier May 2025 field studies, which reported zero respiratory-related deaths in treated groups of approximately 8,000–10,000 birds. The current results replicate that performance across a significantly larger population and multiple independent sites. Diagnostic confirmation in the field trials relied on clinical observation and farm records; additional PCR or serology testing was not uniformly applied across all birds due to real-world commercial constraints.

Complementing the field data, a rigorously controlled challenge study by Vipragen Biosciences and conducted at ICAR-NIHSAD under BSL-3 lab conditions evaluated MGX-0024 in specific-pathogen-free layered chicks using the highly pathogenic clade 2.3.4.4b H5N1 strain (A/duck/India/11TR05/2021). Chicks received MGX-0024 via drinking water for 24–48 hours prior to intranasal challenge at a dose of 10⁵ EID₅₀ in the revised Phase II protocol. In the 48-hour pre-treatment group, mortality was reduced by up to 60% compared to untreated controls (2 out of 7 deaths versus 5 out of 7 in controls). The mean time to death was extended significantly, up to 10.71 days versus 5.86 days in controls. Surviving birds exhibited only intermittent, low-level viral shedding and remained seronegative for H5 antibodies at day 14, suggesting effective early interference with infection establishment. This small-scale, controlled laboratory study (n=7 per group) provides encouraging preliminary evidence of prophylactic activity but is not a direct substitute for larger field validation against natural exposure.

“These results represent meaningful progress,” said Jim Intrater, President of IntraMont Technologies. “Eliminating observed respiratory-related mortality in real-world commercial flocks, alongside a clear prophylactic signal in a controlled H5N1 challenge, positions MGX-0024 as a promising tool for managing endemic respiratory challenges and supporting biosecurity against avian influenza threats.”

MGX-0024 is a GRAS-classified formulation of select polyphenols and zinc, administered through standard farm drinking-water systems. It forms a persistent physical-chemical barrier in the respiratory tract to inhibit viral attachment and replication, offering a non-vaccine, non-antibiotic approach. Intellectual property is protected under U.S. Patent No. 11,517,523 and corresponding patents in the EU, Canada, China, India, Australia, and Japan, with additional applications pending.

Jacob Cohen, CEO of Mangoceuticals, added: “We continue to advance this program with strong interest from distributors, farms, and agencies in key markets like India. We are scaling production, refining pricing and logistics, while our partner IntraMont Technologies is actively engaging in regulatory discussions in the United States, Australia, UK, Canada, and elsewhere. This aligns well with global trends toward reduced antibiotic use and sustainable poultry production.”

Mangoceuticals and IntraMont are planning further multi-farm studies in India and pursuing grant opportunities through USDA, BARDA, and international equivalents. Commercial discussions and potential rollout activities are underway, with targeted availability in select markets anticipated in the coming periods.

For inquiries, contact info@mangorxipholdings.com or visit www.MangoRxIPHoldings.com.

Study Disclaimer

The field trial results for MGX-0024 described herein are based on commercial studies commissioned and funded by Mangoceuticals, Inc., in collaboration with partners including Solice International and IntraMont Technologies. The controlled H5N1 challenge study was conducted at ICAR-NIHSAD under BSL-3 conditions, sponsored by Vipragen Biosciences. While the Company believes these results are accurate and represent meaningful advancements, they remain preliminary in certain aspects—particularly the small sample size in the H5N1 lab study—and are subject to further independent validation, larger-scale field trials, and regulatory review. Efficacy against natural outbreaks or specific pathogens (including HPAI H5N1) may vary by environment, flock conditions, diagnostic methods, and other factors. No claims of approved veterinary use or broad-spectrum efficacy have been authorized by regulatory authorities.

This press release contains forward-looking statements, including but not limited to statements about the potential efficacy, commercial rollout, and regulatory approval of MGX-0024, as well as its impact on poultry farming and biosecurity. These statements are subject to risks and uncertainties, including the outcomes of ongoing and future studies, regulatory approvals, market acceptance, and the ability to scale production and distribution. There is no guarantee that MGX-0024 will achieve the same results in other settings or receive regulatory approval in key markets. The Company’s plans to engage with regulatory authorities, secure funding, and expand studies are aspirational and may not materialize as anticipated. See also “Cautionary Note Regarding Forward-Looking Statements”, below.

Mangoceuticals, Inc. has not independently verified the data provided by Solice International, and investors and stakeholders are cautioned not to place undue reliance on these preliminary results. For further details on the study methodologies and results, please contact info@mangorxipholdings.com. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by applicable law.

A link to the complete study can be found here or by visiting the website at www.MangoRxIPHoldings.com.

About Mangoceuticals, Inc.

MangoRx is focused on developing a variety of men’s health and wellness products and services via a secure telemedicine platform. To date, the Company currently offers pharmaceutical-based products specifically related to the treatments of erectile dysfunction, hair growth, hormone replacement therapies, and weight management. Interested consumers can use MangoRx’s telemedicine platform for a smooth experience. Prescription requests will be reviewed by a licensed medical provider and, if approved, fulfilled and discreetly shipped through MangoRx’s partner compounding pharmacy and right to the patient’s doorstep. To learn more about MangoRx’s mission and other products, please visit www.MangoRx.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” “up to” or similar words or phrases. These forward-looking statements include, but are not limited to, the review and evaluation of strategic transactions and their impact on shareholder value; the process by which the Company engages in evaluation of strategic transactions; the outcome of potential future strategic transactions and the terms thereof; macroeconomic, industry and market conditions, including inflation, interest rate volatility, recessionary trends, financial market disruptions, changes in regulatory or political environments, and other factors beyond the Company’s control that could adversely affect its business, financial condition and results of operations; our ability to meet the continued listing requirements of Nasdaq and maintain the listing of our common stock on Nasdaq, including as a result of our current non-compliance with certain listing standards relating to our stock price; our ability to successfully undertake a crypto treasury strategy in the future; risks related to the significant number of shares in the public float, our share volume, the effect of sales of a significant number of shares in the marketplace; dilution caused by offerings; conversion of outstanding shares of preferred stock and the rights and preferences thereof, the fact that we have a significant number of outstanding warrants to purchase shares of common stock and other convertible securities, the resale of which underlying shares have been registered under the Securities Act of 1933, as amended, dilution caused by exercises/conversions thereof, overhang related thereto, and decreases in the trading price of our common stock caused by sales thereof; our ability to build and maintain our brands; cybersecurity, information systems, fraud and website risks; compliance with applicable laws and regulations affecting our operations, products, marketing, manufacturing, labeling and distribution; shipping, production and supply chain delays; reliance on third parties for prescribing, compounding and other key services; product safety risks; macroeconomic and geopolitical conditions, including inflation, interest rates, recessions, pandemics, acts of war, tariffs and trade disruptions; protection of intellectual property; our ability to attract and retain key personnel; potential stock overhang and volatility in the trading price of our common stock; and consumer sentiment and discretionary spending trends. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties.

More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and subsequent reports. These filings are available at www.sec.gov and at our website at https://www.mangoceuticals.com/sec-filings .. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

FOR INVESTOR RELATIONS

Mangoceuticals Investor Relations

Email: investors@mangorx.com